Exhibit 10.1

                             FACILITY USE AGREEMENT


         THIS FACILITY USE AGREEMENT ("Agreement") is entered into as of this 18th day of April, 2006 by and between The Ohio State University on behalf of The Comprehensive Cancer Center (collectively "OSU") and Neurologix Inc., a corporation with a principal place of business at One Bridge Plaza, Ft. Lee, New Jersey, USA 07024 ("COMPANY").

COMPANY desires, and OSU wishes to provide, COMPANY employee(s) listed on ATTACHMENT A (collectively "COMPANY SCIENTISTS"), with access to, and use of, the OSU facilities and equipment listed on ATTACHMENT B in order to complete COMPANY research projects. In return, COMPANY shall provide OSU with the payment amounts and schedule detailed on ATTACHMENT C. COMPANY will be providing equipment listed in ATTACHMENT D (collectively "COMPANY EQUIPMENT") for use by COMPANY SCIENTISTS to complete COMPANY research projects.

The parties hereto, intending to be legally bound, and in consideration of the mutual covenants hereinafter contained, agree as follows:

I.   INTELLECTUAL PROPERTY

     1. OSU shall retain title to all OSU background intellectual property conceived by OSU, its employees and/or its agents before, or independent of this Agreement. COMPANY shall retain title to background intellectual property conceived solely by COMPANY, COMPANY SCIENTISTS or COMPANY employees who are not also employed by OSU before or independent of this Agreement.

     2. Except as provided in the separate Master Sponsored Research Agreement between the COMPANY and The Ohio State University Research Foundation ("OSURF"), inventions, discoveries, improvements, know-how, technology, technical data, software, patents, patent applications, divisions and continuations issued or issuing thereon, created solely by OSU employees participating in COMPANY research conducted at OSU under the terms of this Agreement shall, as required by Ohio law and in accordance with OSU policy, be solely owned by OSU ("OSU INVENTIONS").

     3. Inventions, discoveries, improvements, know-how, technology, technical data, software, patents, patent applications, divisions and continuations issued or issuing thereon, created solely by COMPANY SCIENTISTS who are not also OSU employees, using OSU facilities under the terms of this Agreement shall be solely owned by COMPANY ("COMPANY INVENTIONS").

     4. Inventions, discoveries, improvements, know-how, technology, technical data, software, patents, patent applications, divisions and continuations issued or issuing thereon, created in-part by COMPANY SCIENTISTS who are not also OSU employees and in-part by OSU employees participating in COMPANY research conducted at OSU under the terms of this Agreement, using OSU facilities under the terms of this Agreement shall be jointly owned by COMPANY and OSU ("JOINT INVENTIONS").

     5. Each Party agrees to execute all documents necessary to perfect the other party's ownership in INVENTIONS referenced above.

     6. The intellectual property ownership provisions of this Agreement shall survive any termination of this Agreement.

II.  CONFIDENTIALITY

     1. Except as otherwise specified in the Visiting Scientist Agreement between the parties of even date herewith, for a period of five (5) years after the termination of this Agreement, each party agrees to keep confidential both during the term and after termination of this Agreement all confidential information of the other party, its employees and agents ("CONFIDENTIAL INFORMATION"), which includes, but is not limited to, the following:

               (i) All confidential research data, designs, records, flow-charts, programs, databases, patents, patent applications, copyrights, trademarks, trade secrets, know-how, models, materials, and/or prototypes seen by either party during the term of this Agreement;

               (ii) All confidential documents showing names of employees, research sponsors, collaborators, agents, or affiliates including all computer printouts, recordable media, other records, or lists;

               (iii) All confidential information or data presented in any internal meetings attended by either party; and

               (iv) All confidential other information or data belonging to either party reviewed by the other party.

     2. CONFIDENTIAL INFORMATION does not include such information that: (a) has been known publicly; (b) has been known generally in the industry before communication; (c) has become known publicly, without fault on the part of the non-disclosing party, subsequent to disclosure; (d) has been known otherwise by the non-disclosing party before disclosure; or (e) has been received by the non-disclosing party without any obligation of confidentiality from a third party source (other than OSU or the COMPANY or COMPANY SCIENTISTS) lawfully having possession of such information.

     3. Each party will take any and every provision necessary to protect the other party's CONFIDENTIAL INFORMATION received in any form.

     4. If either party is legally compelled by law, legal process or order of any court or governmental agency to disclose any of the other party's CONFIDENTIAL INFORMATION, such party shall notify the other party so that he/she may seek a protective order or take other appropriate action.

     5. Each party shall be responsible and fully liable for any claims arising out of its failure to keep the other party's CONFIDENTIAL INFORMATION confidential. Each party agrees that any breach of the confidentiality obligations of this Agreement may result in irreparable harm and damage to the other party for which there is no adequate remedy at law. Therefore, it is agreed that each party may be entitled to equitable relief, including an injunction enjoining any such breach by any court of competent jurisdiction. Such injunction shall be without prejudice to any other right or remedy to which a party may be entitled, including damages.

     6. The confidentiality provisions of this Agreement shall survive any termination of this Agreement. Immediately upon termination of the Agreement, all CONFIDENTIAL INFORMATION of each party held by the other party shall be turned over to the other party, if to OSU then to the Director of the OSU Office for Technology Licensing.

III. USE OF FACILITIES AND EQUIPMENT.

     1. OSU, subject to the terms and conditions of this Agreement, hereby grants to COMPANY a limited, non-exclusive license for COMPANY SCIENTISTS to use the OSU facilities and the equipment described on ATTACHMENT B (the "LICENSED FACILITIES"). COMPANY warrants that COMPANY SCIENTISTS shall use the LICENSED FACILITIES solely for purposes of completing COMPANY's research projects. COMPANY further warrants that COMPANY SCIENTISTS shall use the LICENSED FACILITIES in accordance with all applicable federal, state and local laws and ordinances and with all OSU rules and regulations concerning the use of the LICENSED FACILITIES, including, without limitation, all OSU environmental, health and safety, animal care and use, human subjects protections, occupational, and parking policies and regulations.

     2. COMPANY agrees that LICENSED FACILITIES are provided under this Agreement in an "as-is" condition "with all faults". OSU extends no warranties of any kind regarding the condition of the LICENSED FACILITIES.

     3. COMPANY agrees that COMPANY SCIENTISTS shall use the LICENSED FACILITIES in a manner which shall not cause interference with the use or occupancy of the other portions of the LICENSED FACILITIES by OSU or others in any way. COMPANY's use hereunder will be done in such a manner so as not to interfere with or impose any additional expense upon OSU in maintaining the LICENSED FACILITIES including the equipment contained therein.

     4. COMPANY shall be permitted to utilize and store Company Equipment at the LICENSED FACILITIES and shall be solely responsible for the risk of loss to that Equipment.

IV.  TERM AND TIMES OF PERMITTED USE

           The term of this is Agreement shall begin April 18, 2006 and shall, unless sooner terminated pursuant to the provisions hereof, terminate on April 17, 2010 (the "TERM"). Access by COMPANY SCIENTISTS to the LICENSED FACILITIES shall be pursuant to applicable University policies.

V.   INSURANCE

     1. COMPANY agrees that it shall, at its sole cost and expense, procure and maintain a policy of commercial general liability insurance, in an amount not less than $1,000,000, per occurrence, $3,000,000 in the annual aggregate. Such insurance policies shall be carried with companies licensed to do business in the State of Ohio, reasonably satisfactory to OSU and shall be non-cancelable and not subject to material change except after thirty (30) days written notice to OSU. COMPANY shall deliver to OSU duly executed certificates of insurance upon request.

     2. COMPANY agrees that OSU shall not at any time be liable for damages or injuries to persons or property in or upon the LICENSED FACILITIES caused by COMPANY SCIENTISTS. OSU agrees that COMPANY shall not at any time be liable for damages or injuries to persons or property in or upon the LICENSED FACILITIES caused by OSU or OSURF and/or their employees or agents.

VI.  INDEMNIFICATION

     1. COMPANY shall indemnify, defend and save harmless OSU and OSURF, their Boards of Trustees, officers, agents and employees from and against any and all loss, cost (including attorneys' fees), damage, expense and liability (including statutory liability and liability under workers' compensation laws) in connection with claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings, arising out of any act or neglect by COMPANY SCIENTISTS in, on or about the LICENSED FACILITIES. This indemnity shall survive the termination of this Agreement.

     2. To the extent permitted by Ohio law, including but not limited to the Ohio Constitution, Ohio Revised Code Chapter 2743 et seq. and Ohio Revised Code Section 3345.40, OSU agrees to be responsible for those damages or losses which arise directly from the negligent acts or omissions of OSU or OSURF employees as may be determined by a court of competent jurisdiction.

VII. ASSIGNMENT AND SUBLICENSING

           COMPANY shall not assign any interest in this Agreement or otherwise transfer or sublicense the LICENSED FACILITIES or any part thereof or permit the use of the LICENSED FACILITIES to any party other than COMPANY without the prior consent of OSU, such consent not to be unreasonably withheld or delayed.

VIII. TERMINATION

     1. OSU may terminate this Agreement upon the happening of any one or more of the following events:

               (i) Failure of COMPANY to perform any of its covenants hereunder, including, but not limited to COMPANY'S payment obligations described in ATTACHMENT C; or

               (ii) COMPANY SCIENTISTS fail to perform any of his/her/their covenants hereunder.

     2.   After April 17, 2007, COMPANY may terminate this Agreement upon sixty
          (60) days prior written notice to OSU.

     3. This Agreement shall automatically terminate upon termination of the Master Sponsored Research Agreement between the COMPANY and OSURF.

     4. In any of the aforesaid events contemplated above, and in addition to any and all rights and remedies available to OSU by law or in equity, OSU may, with or without further notice, forthwith terminate this Agreement and expel and remove COMPANY SCIENTISTS, or any other COMPANY employee or agent in occupancy from the LICENSED FACILITIES, together with their goods and chattels, using such force as may be necessary in the judgment of OSU or its agents in so doing, without evidence of notice or resort to legal process or becoming liable for any loss or damage which may be occasioned thereby, and repossess and enjoy said LICENSED FACILITIES, and in addition to any other remedy it may have, OSU may recover from COMPANY all damages it may incur by reason of such breach by COMPANY.

     5. Upon termination of this Agreement for any reason, COMPANY shall be released from all further payment obligations set forth in Attachment C hereof and refunded prorated prepaid amounts.

IX.  RESTORATION

           If any damage occurs to the LICENSED FACILITIES, or if any repairs or replacements need to be made to the LICENSED FACILITIES as a result of COMPANY's negligence under this License, COMPANY shall pay OSU for any such damage, repairs, or replacements upon demand by OSU.

X.   Cancellation

           COMPANY may cancel this Agreement at any time before the Commencement Date by providing written notice of such election to OSU; provided, however, that if COMPANY shall elect to so cancel this agreement, it shall be and remain responsible for any costs or expenses incurred in good faith by OSU in preparation for COMPANY's use of the LICENSED FACILITIES.

XI.  NOTICE

           Any notices required to be given under this Agreement shall be made in writing and delivered by facsimile transmission, by hand or by first class mail to the following addresses:

     If to OSU:

                           Jeff Walker, Associate Director for Administration The Ohio State University Comprehensive Cancer Center A455C Starling Loving Hall
                           320 W. 10th Avenue
                           Columbus, OH 43210
                           Tel: (614) 293-7517
                           Fax: (614) 293-7520_
                           Jeff.Walker@osumc.edu

     With a copy sent to:

                           John J. Biancamano
                           Associate General Counsel
                           519 James Cancer Hospital
                           300 W 10th Ave
                           Columbus, OH 43210

     If to COMPANY:

                           Marc Panoff, Chief Financial Officer
                           Neurologix  Inc.
                           One Bridge Plaza
                           Ft. Lee, New Jersey  07024
                           Tel: (201) 592-6451
                           Fax: (201) 592-0366
                           marcpanoff@neurologix.net

     With a copy sent to:

                           Stuart D. Levi, Esq.
                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036

XII. Governing Law

           This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Any legal actions, claims or demands shall be handled in a court of competent jurisdiction within the State of Ohio.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


The Ohio State University

/s/ William J. Shkurti
---------------------------
William J. Shkurti
Senior Vice President for Business and Finance


Neurologix, Inc.


/s/ Marc Panoff
--------------------------
Marc Panoff
Chief Financial Officer


Company Scientists

/s/ Helen Fitzsimons
--------------------------
Helen Fitzsimons, Ph.D.

/s/ Ross Bland
--------------------------
Ross Bland, Ph.D.